Filed pursuant to Rule 424(b)(2)
Registration No. 333-175125

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 27, 2011)

6,000,000 Common Shares

Knightsbridge Tankers Limited

We are offering for sale 6,000,000 of our common shares.

Our common shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “VLCCF.” On October 17, 2013, the last sale price of our common shares as reported on Nasdaq was $10.40 per share.

Investing in our common shares involves a high degree of risk. See the risk factors beginning on page S-4 of this prospectus supplement and in the accompanying prospectus and in our Annual Report for the year ended December 31, 2012 on Form 20-F, filed with the Securities and Exchange Commission on April 15, 2013.

	Per Share	Total
Public Offering price	$9.00	$54,000,000
Underwriting discount	$0.4275	$ 2,565,000
Proceeds, before expenses, to us	$8.5725	$51,435,000

We have granted the underwriter a 30-day option to purchase up to an additional 900,000 common shares.

Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Morgan Stanley expects to deliver the common shares to the purchasers on or about October 23, 2013.

Morgan Stanley

October 18, 2013

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” before investing in our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus that is derived

S-i

from financial statements incorporated by reference that are prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not, and the underwriter has not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:

•	the strength of world economies;

•	our ability to generate cash to service our indebtedness;

•	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders, under our credit facilities;

•	our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our counterparties’ ability or willingness to honor their obligations under agreements with us;

•	fluctuations in currencies and interest rates;

•	general market conditions including fluctuations in charterhire rates and vessel values;

•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;

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•	changes in demand in the markets in which we operate;

•	increased inspection procedures and more restrictive import and export controls;

•	the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations against us or any of our subsidiaries;

•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;

•	performance of our charterers and other counterparties with whom we deal;

•	timely delivery of vessels under construction within the contracted price;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from pending or future litigation;

•	general domestic and international political conditions;

•	potential disruption of shipping routes due to accidents;

•	piracy or political events; and

•

other important factors described under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our annual report for the year ended December 31, 2012 on Form 20-F, as well as those described from time to time in the reports filed by us with the Commission.

This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in our periodic reports that we will file with the Commission, in other information sent to our security holders, and in other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident of Bermuda, for as long as any equities securities of such company remain so listed. The Nasdaq Global Select Market is deemed to be an appointed stock exchange under Bermuda law. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013. Such provisions provide that a prospectus in respect of the offer of shares in a Bermuda company whose equities securities are listed on an appointed stock exchange under Bermuda law (such as the Nasdaq Global Select Market) does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

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PROSPECTUS SUPPLEMENT SUMMARY

This section summarizes some of the information that is contained later in this prospectus supplement or in other documents incorporated by reference into this prospectus supplement. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus supplement or is contained in the documents that we incorporate by reference into this prospectus supplement.

Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “us,” and “our” refer to Knightsbridge Tankers Limited and all of its subsidiaries. “Knightsbridge Tankers Limited” refers only to Knightsbridge Tankers Limited and not its subsidiaries.

We use the term deadweight, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

We are engaged in the seaborne transportation of dry bulk cargoes. As of the date of this prospectus supplement, we own and operate, through our subsidiaries, a fleet of four Capesize dry bulk carriers two of which were built in 2009 and two of which were built in 2010. Each of our vessels is owned by a subsidiary and the total carrying capacity of our fleet is approximately 0.7 million dwt. We are a Bermuda exempted company founded in 1996, with our principal executive offices located in Hamilton, Bermuda

In March 2013, we concluded newbuilding contracts for two 182,000 dwt Capesize dry bulk carriers with Japan Marine United Corporation, or JMU, in Japan. The design provided by JMU represents the next generation Capesize dry bulk carriers with the latest technology available in order to secure fuel efficiency. The vessels are expected to be delivered during 2015.

On September 13, 2013, we signed a letter of intent with a Korean shipyard, which we expect to result in the delivery to us of two 180,000 dwt dry bulk carriers in 2015 and 2016. We cannot assure you that we will enter into definitive shipbuilding contracts for these vessels.

The following table sets forth summary information concerning the vessels we own and operate and our expected newbuilding vessels, as of the date of this prospectus supplement:

Vessel name	Type	Approx. dwt	Year Built	Employment	Daily Gross Hire Rate	Earliest Redelivery Date
Belgravia	Capesize	170,500	2009	Time charter	$46,412	August 2014
Battersea	Capesize	170,500	2009	Spot Market(1)	N/A	N/A
Golden Future	Capesize	176,000	2010	Time charter	Index(2)	December 2013
Golden Zhejiang	Capesize	176,000	2010	Time charter	$9,500	October 2013 – January 2014(3)
Hull 5006	Capesize	182,000	Expected in 2015	N/A	N/A	N/A
Hull 5007	Capesize	182,000	Expected in 2015	N/A	N/A	N/A
TBN(4)	Capesize	180,000	Expected in 2015	N/A	N/A	N/A
TBN(4)	Capesize	180,000	Proposed in 2016	N/A	N/A	N/A

(1)	The Battersea was redelivered to the Company in April 2013 and is currently trading in the spot market.

(2)	The rate is calculated in arrears every 14 days as the aggregate of the actual daily rates per the Baltic Exchange for that 14 day period. This charter commenced in January 2013.
(3)	The charterer has the option to return the vessel to us between October 2013 and January 2014.
(4)	We have entered into a letter of intent for this vessel and cannot assure you that we will enter into a definitive shipbuilding contract.

Our dry bulk carriers are managed by Golden Ocean Management (Bermuda) Ltd., or the Dry bulk Manager, a wholly-owned subsidiary of Golden Ocean Group Limited, or Golden Ocean, a Bermuda based dry bulk shipping company whose shares are listed on the Oslo Stock Exchange and the Singapore Stock Exchange under the symbol “GOGL.” Administrative and technical services are provided by ICB Shipping (Bermuda) Limited, or the General Manager, a wholly-owned subsidiary of Frontline Ltd., or Frontline, a Bermuda based shipping company whose shares are listed on the New York Stock Exchange, the Oslo Stock Exchange and the London Stock Exchange under the symbol “FRO”.

Our Business Strategy

While our operating fleet currently consists of four Capesize dry bulk carriers, our long term strategy is to invest in dry bulk and tanker tonnage. Our business strategy is to operate a diversified fleet of dry bulk carriers and crude carriers with flexibility to adjust our exposure to the dry bulk and tanker markets depending on existing factors such as charter rates, newbuilding costs, vessel resale and scrap values and vessel operating expenses resulting from, among other things, changes in the supply of and demand for dry bulk and tanker capacity. We may adjust our exposure through time charters, bareboat charters, sale and leasebacks, sales and purchases of vessels, newbuilding contracts and acquisitions. Our intention is to grow our fleet through selective acquisitions. The current composition of our fleet and order book and recent disposals reflect market conditions and our Board of Directors’, or our Board, view on the markets.

Our goal is to generate competitive returns for our shareholders. Our cash distribution policy is to declare quarterly cash distributions to shareholders, substantially equal to or at times greater than net operational cash flow in the reporting quarter less reserves that our Board may from time to time determine are necessary, such as reserves for drydocking and other possible cash needs. We intend to finance our future vessel acquisitions not from our cash flow from operations, but from external sources, such as by undertaking equity offerings, incurring additional indebtedness and utilizing the proceeds from the sale of our vessels.

There is no guarantee that our shareholders will receive quarterly cash distributions from us. Our cash distribution policy may be changed at any time at the sole discretion of our Board, who will take into account, among other things, our contingent liabilities, financial condition and future prospects, the terms of our credit facilities, and the requirements of Bermuda law in determining the timing and amount of cash distributions, if any, that we may pay.

Corporate Structure

Knightsbridge Tankers Limited was incorporated in Bermuda on September 18, 1996. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda. Our telephone number at that address is +1 (441) 295-6935. Our website is www.knightsbridgetankers.com. The information on our website shall not be deemed a part of this prospectus supplement.

Recent Developments

On August 14, 2013, our Board declared a cash distribution of $0.175 per share. The record date was August 28, 2013 and the cash distribution was paid on September 10, 2013.

In October 2013, we agreed to a settlement with Sanko Steamship Co., Ltd, or Sanko, whereby Sanko will pay us $756,000 with respect to unpaid charter hire and claims of the Battersea, which was redelivered by Sanko in July 2012 prior to the expiration of the minimum period of the charter. This settlement agreement is subject to court approval in Japan.

THE OFFERING

Common shares presently outstanding	24,472,061 common shares[1]

Common shares to be offered	6,000,000 common shares

Underwriter’s option	We have granted the underwriter an option to purchase up to an additional 900,000 of our common shares at the public offering price less underwriting discounts.

Common shares to be outstanding immediately after this offering	30,472,061 common shares, or 31,372,061 common shares if the underwriter exercises its option to purchase additional common shares in full.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $51,035,000 assuming the underwriter’s option to purchase additional common shares is not exercised, and approximately $58,750,250 if the underwriter’s option to purchase additional common shares is exercised in full, in each case after deducting underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds of this offering to partially fund the acquisition of newbuilding vessels and to fund our general corporate purposes.

We refer you to the section of this prospectus supplement entitled “Use of Proceeds.”

Risk Factors

You should carefully consider all of the information that is contained in or incorporated by reference into this prospectus supplement and, in particular, you should evaluate the risks set forth under “Risk Factors” on page S-4 of this prospectus supplement before deciding to invest in the common shares.

Listing	Our common shares are listed for trading on the Nasdaq Global Select Market under the symbol “VLCCF.”

[1]	Excluding issuable shares under our 2010 Equity Incentive Plan.

RISK FACTORS

An investment in our common shares involves a high degree of risk, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein. Our business, financial condition, and results of operations could be materially and adversely affected by any of these risks. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein.

Before you decide to invest in our common shares, you should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in the accompanying prospectus and in our Annual Report for the year ended December 31, 2012 on Form 20-F, filed with the Commission on April 15, 2013 and incorporated by reference herein, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in this prospectus supplement that summarize the risks that may materially affect our business. Please refer to the sections entitled “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying prospectus for discussions of these other filings.

We May Use the Net Proceeds of This Offering for Purposes with Which You Do Not Agree.

We intend to use the net proceeds from this offering to partially fund the acquisition of newbuilding vessels and to fund our general corporate purposes. To the extent that we are not able to acquire newbuilding vessels on terms that are acceptable to us or at all, we may use the net proceeds for other purposes. If we do not acquire newbuilding vessels, we may use the net proceeds of this offering for purposes with which you do not agree. Please see “Use of Proceeds.”

Charter Hire Rates for Dry Bulk Vessels May Decrease in the Future, Which May Adversely Affect Our Earnings.

The dry bulk shipping industry is cyclical with attendant volatility in charter hire rates and profitability. The degree of charter hire rate volatility among different types of dry bulk vessels has varied widely, and charter hire rates for dry bulk vessels have declined significantly from historically high levels. Fluctuations in charter rates result from changes in the supply and demand for vessel capacity and changes in the supply and demand for the major commodities carried by water internationally. We cannot assure you that we will be able to successfully charter our vessels in the future or renew existing charters at rates sufficient to allow us to meet our obligations. The supply of and demand for shipping capacity strongly influence charter rates. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for vessel capacity include:

•	supply of and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	changes in the exploration or production of energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the location of regional and global exploration, production and manufacturing facilities;

•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the globalization of production and manufacturing;

•	global and regional economic and political conditions, including armed conflicts and terrorist activities, embargoes and strikes;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;

•	environmental and other regulatory developments;

•	currency exchange rates; and

•	weather.

Factors that influence the supply of vessel capacity include:

•	number of newbuilding deliveries;

•	port and canal congestion;

•	scrapping of older vessels;

•	vessel casualties; and

•	number of vessels that are out of service.

Demand for our dry bulk vessels is dependent upon economic growth in the world’s economies, seasonal and regional changes in demand, changes in the capacity of the global dry bulk fleet and the sources and supply of dry bulk cargo transported by sea. Given the large number of new dry bulk carriers currently on order with shipyards, the capacity of the global dry bulk carrier fleet seems likely to increase and economic growth may not resume in areas that have experienced a recession or continue in other areas.

In addition, because the market value of our vessels may fluctuate significantly, we may incur losses when we sell vessels, which may adversely affect our earnings. If we sell vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the vessel’s carrying amount in our financial statements, resulting in a loss and a reduction in earnings.

We anticipate that the future demand for our dry bulk vessels will be dependent upon economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global dry bulk fleet and the sources and supply of dry bulk cargo to be transported by sea. Given the number of new dry bulk carriers currently on order with the shipyards, the capacity of the global dry bulk carrier fleet seems likely to increase and there can be no assurance as to the timing or extent of future economic growth. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

We Will Need to Procure Additional Financing in Order to Complete the Construction of Our Newbuilding Vessels, Which May be Difficult to Obtain on Acceptable Terms or at All.

We expect to use a portion of the net proceeds of this offering to partially fund the acquisition of newbuilding vessels. Depending on prevailing market conditions, we expect to fund the balance of the acquisition costs of the newbuilding vessels described above with bank debt that we may enter into in the future and the issuance of additional equity securities. If such sources of capital are not available to us when our capital commitments become due, we may be unable to honor our obligations under existing newbuilding contracts. If we fail to take delivery of newbuilding vessels for any reason, we would be prevented from realizing potential revenues from these vessels, we may forfeit deposits already paid to the ship yard, and we may incur additional costs and liability to the shipyard under the construction contracts. We will face similar risks with respect to any future newbuilding contracts or second vessel acquisition agreements that we may enter into. We cannot guarantee that we will be able to obtain additional financing at all or on terms acceptable to us. If adequate funds are not available, we may have to reduce expenditures for investments in new and existing projects, which could hinder our growth and prevent us from realizing potential revenues from prior investments which will have a negative impact on our cash flows and results of operations.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table provides our consolidated financial data and other data as of the dates and for the periods shown. Our summary consolidated statements of operations data for the years ended December 31, 2010, 2011 and 2012 are derived from our audited consolidated financial statements set forth in our Annual Report for the year ended December 31, 2012 on Form 20-F, filed with the Commission on April 15, 2013, incorporated by reference herein. Our summary consolidated financial data presented below for the six months ended June 30, 2012 and June 30, 2013 have been prepared on the same basis as our audited consolidated financial statements, are derived from our unaudited interim condensed consolidated financial statements incorporated by reference herein and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair statement thereof. Our interim results are not necessarily indicative of our results for the entire year or for any future periods.

The results of operations for the six months ended June 30, 2013 may not be indicative of the results that may be expected for the entire year ending December 31, 2013. The summary financial data and other data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, our audited and unaudited consolidated financial statements, including the related notes thereto, incorporated by reference herein, “Management’s Discussion and Analysis of Financial Condition And Results Of Operations” included in our current report on Form 6-K filed with the Commission on October 17, 2013 and “Item 5. Operating and Financial Review and Prospects” included in our annual report for the year ended December 31, 2012 on Form 20-F, which are incorporated by reference herein.

	Six months ended June 30, 2013	Six months ended June 30, 2012	Fiscal year ended December 31,
			2012	2011	2010
	(in thousands of $, except per share data)
Statement of Operations Data:
Total operating revenues	14,129	17,543	37,315	55,497	40,825
Total operating expenses	13,393	12,552	27,307	24,457	17,267
Net operating income	736	4,991	10,008	31,040	23,558
Net (loss) income from continuing operations	(1,054)	2,890	5,882	27,058	20,145
Net (loss) income from discontinued operations(1)	(6,868)	962	(59,311)	5,594	18,412
Net (loss) income	(7,922)	3,852	(53,429)	32,652	38,557
(Loss) earnings per share from continuing operations: basic	$(0.04)	$0.12	$0.24	$1.11	$1.05
(Loss) earnings per share from continuing operations: diluted	$(0.04)	$0.12	$0.24	$1.10	$1.05
(Loss) earnings per share from discontinued operations: basic	$(0.28)	$0.04	$(2.43)	$0.23	$0.97
(Loss) earnings per share from discontinued operations: diluted	$(0.28)	$0.04	$(2.41)	$0.23	$0.97
(Loss) earnings per share: basic	$(0.32)	$0.16	$(2.19)	$1.34	$2.02
(Loss) earnings per share: diluted	$(0.32)	$0.16	$(2.17)	$1.33	$2.02
Cash distributions per share declared	$0.35	$0.85	$1.20	$2.00	$1.70

(1)	The Company classified its only VLCC as ‘held for sale’ as of December 31, 2012 and the operations of the Company’s VLCCs have been recorded as discontinued operations in all periods presented above.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $51,035,000 assuming the underwriter’s option to purchase additional common shares is not exercised, and approximately $58,750,250 if the underwriter’s option to purchase additional common shares is exercised in full, in each case after deducting underwriting discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds of this offering to partially fund the acquisition of newbuilding vessels and to fund our general corporate purposes.

We cannot assure you that we will complete the purchase of newbuilding vessels and we may use the proceeds of this offering for purposes with which you do not agree. See “Risk Factors—We may use the net proceeds of this offering for purposes with which you do not agree.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2013:

•	on an actual basis;

•	on an as adjusted basis giving effect to the payment of a cash distribution of $0.175 per common share, or $4.3 million, on September 10, 2013; and

•

as further adjusted to give effect to the issuance and sale of 6,000,000 of our common shares in this offering at the offering price of $9.00 per share, after deducting the estimated offering expenses of $400,000 and underwriting discounts and commissions resulting in net proceeds of approximately $51.0 million.

Other than these adjustments, there has been no material change in our capitalization from debt or equity issuances, re-capitalization or special dividends since June 30, 2013. This table should be read in conjunction with the section of this prospectus supplement entitled “Use of Proceeds,” the unaudited condensed consolidated financial statements and the related notes for the six months ended June 30, 2013, included in our Report on Form 6-K filed with the Commission on October 17, 2013 and incorporated by reference herein, and the consolidated financial statements and related notes included in our annual report for the year ended December 31, 2012 on Form 20-F, filed with the Commission on April 15, 2013 and incorporated by reference herein.

	As of June 30, 2013
	Actual	As adjusted	As further adjusted
	(in millions of dollars)
Debt (principal balance):
Secured long-term debt, including current portion	95.0	95.0	95.0
Unsecured long-term debt, including current portion	0.0	0.0	0.0
Total interest bearing debt	95.0	95.0	95.0
Total shareholders’ equity	261.6	257.3	308.3
Total capitalization	356.6	352.3	403.3

CASH DISTRIBUTION POLICY

Our cash distribution policy is to declare quarterly cash distributions to shareholders, substantially equal to or at times greater than net operational cash flow, in the reporting quarter less reserves that our Board may from time to time determine are necessary, such as reserves for drydocking and other possible cash needs. We intend to finance our future vessel acquisitions not from our cash flow from operations, but from external sources, such as by undertaking equity offerings, incurring additional indebtedness and utilizing the proceeds from the sale of our vessels.

There is no guarantee that our shareholders will receive quarterly cash distributions from us. Our cash distribution policy may be changed at any time at the sole discretion of our Board, who will take into account, among other things, our contingent liabilities, financial condition and future prospects, the terms of our credit facilities, and the requirements of Bermuda law in determining the timing and amount of cash distributions, if any, that we may pay.

PRICE RANGE OF COMMON SHARES

Our common shares trade on the Nasdaq Global Select Market under the symbol “VLCCF.” You should carefully review the high and low prices of our common shares in the tables for the months, quarters and years indicated under the heading Item 9. “The Offer and Listing” in our annual report for the year ended December 31, 2012 on Form 20-F, which is incorporated by reference herein.

The table below sets forth the high and low prices for each of the periods indicated for our common shares reported by Nasdaq.

Period	High	Low
For the Quarter Ended
September 30, 2013	$10.69	$6.75
June 30, 2013	$8.25	$6.10
March 31, 2013	$8.33	$5.31

For the Month
October 2013 (through October 17)	$10.42	$8.45
September 2013	$10.69	$8.46
August 2013	$8.84	$7.48
July 2013	$8.09	$6.75
June 2013	$7.45	$6.10
May 2013	$8.30	$6.69
April 2013	$8.25	$6.22

DESCRIPTION OF THE COMMON SHARES

Please refer to the section entitled “Description of Capital Stock” on page 10 of the accompanying prospectus for a summary description of our common shares.

In January 2013, the Company issued 35,061 common shares and paid $181,610 to members of the Board and to the General Manger and the Dry Bulk Manager in settlement of the first and second tranches of the restricted stock units granted in December 2011 and December 2010, respectively, that vested on December 29, 2012.

In May 2012, 11,301 common shares were issued as partial settlement of the first tranche of the restricted stock units granted in December 2010, which vested in December 2011.

In July 2010, 1,464,515 shares were issued to Golden Ocean at $17.07 per share as part of the purchase consideration for the 2010-built Capesize dry bulk carrier, Golden Future. In October 2010, the Company issued 4,887,500 new shares at $19.00 through a public offering and issued 973,684 shares to Golden Ocean at $19.00 per share as part of the purchase consideration for the 2010-built Capesize dry bulk carrier, Golden Zhejiang.

TAX CONSIDERATIONS

You should carefully read the discussion of the principal U.S. federal income tax and Bermuda and other tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our annual report for the year ended December 31, 2012 on Form 20-F, filed on April 15, 2013.

UNDERWRITING

Morgan Stanley & Co. LLC, or Morgan Stanley, is acting as sole underwriter. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 6,000,000 common shares.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. The underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares described below.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us that it proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.2565 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option.

	Per Share	Without Option	With Option
Public offering price	$9.00	$54,000,000	$62,100,000
Underwriting discount	$0.4275	$2,565,000	$2,949,750
Proceeds, before expenses, to Knightsbridge Tankers Limited	$8.5725	$51,435,000	$59,150,250

The expenses of the offering, not including the underwriting discount, are estimated at $400,000 and are payable by us.

Underwriter’s Option

We have granted an option to the underwriter to purchase up to 900,000 additional shares. The underwriter may exercise this option for 30 days from the date of this prospectus supplement. If the underwriter exercises this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors, and our General Manager and Dry bulk Commercial Manager have agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Morgan Stanley. In addition, Golden Ocean has agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Morgan Stanley. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common shares,

•	sell any option or contract to purchase any common shares,

•	purchase any option or contract to sell any common shares,

•	grant any option, right or warrant for the sale of any common shares,

•	otherwise dispose of or transfer any common shares,

•	request or demand that we file a registration statement related to the common shares, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Morgan Stanley & Co. LLC, in its sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

NASDAQ Global Select Market Listing

The common shares are listed on the NASDAQ Global Select Market under the symbol “VLCCF.”

Price Stabilization, Short Positions

Until the distribution of the common shares is completed, Commission rules may limit underwriter and selling group members from bidding for and purchasing our common shares. However, the representative may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option described above. The underwriter may close out any covered short position by either exercising its option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option. “Naked” short sales are sales in excess of the underwriter’s option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriter and selling group members may engage in passive market making transactions in the common shares on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, during a period before the commencement of offers or sales of common shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Conflict of Interest

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Notice to Prospective Investors in the EEA

In relation to each Member State of the European Economic Area, or the EEA, which has implemented the Prospectus Directive, or each, a Relevant Member State, an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

1.	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

2.	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than Euro 43.0 million and (3) an annual net turnover of more than Euro 50.0 million as shown in its last annual or consolidated accounts;

3.	by the underwriter to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

4.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of common shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of common shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offer. Neither we nor the underwriter has authorized, nor do they authorize, the making of any offer of common shares through any financial intermediary, other than offers made by the underwriter which constitute the final offering of common shares contemplated in this prospectus supplement.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(A)	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(B)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representative has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order. We refer to all such persons together as relevant persons. This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered hereby, all of which will be paid by us.

SEC registration fee	$27,447.64	*
FINRA fees	$38,462
Legal fees and expenses	$150,000
Accounting fees and expenses	$110,000
Miscellaneous	$74,090.36

Total	$400,000

*	Previously paid.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law. The underwriter has been represented in connection with this offering by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report for the year ended December 31, 2012 on Form 20-F, have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.frontline.bm. The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document. Please see the section of the accompanying prospectus entitled “Where You Can Find Additional Information” for a list of the documents that we have filed with, or furnished to, the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

•

Report on Form 6-K, filed with the Commission on October 17, 2013, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2013.

•	Report on Form 6-K, filed with the Commission on October 17, 2013, announcing the results of our 2013 Annual General Meeting.

•

Our Annual Report for the year ended December 31, 2012 on Form 20-F, filed with the Commission on April 15, 2013, which contains our audited consolidated financial statements for the most recent year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Knightsbridge Tankers Limited

Attn: Georgina Sousa

Par-la-Ville Place

14 Par-la-Ville Road Hamilton, HM 08, Bermuda

+1 (441) 295-6935

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$200,000,000

and

up to 2,438,199 of our common shares

offered by the selling shareholder

KNIGHTSBRIDGE TANKERS LIMITED

Through this prospectus, we may periodically offer:

(1) our common shares,

(2) our preferred shares,

(3) our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4) our warrants,

(5) our purchase contracts, and

(6) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $200,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

In addition, the selling shareholder named in this prospectus may sell in one or more offerings pursuant to this registration statement up to 2,438,199 of our common shares that were previously acquired in private transactions. The selling shareholder may sell any or all of these common shares on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on this selling shareholder and the times and manner in which it may offer and sell our common shares is described under the sections entitled “Selling Shareholder” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of our common shares by the selling shareholder.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “VLCCF.”

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2011

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities and related guarantees, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. In addition, the selling shareholder may sell in one or more offerings pursuant to this registration statement up to 2,438,199 of our common shares. This prospectus provides you with a general description of the securities we or the selling shareholder may offer. We will provide updated information if required whenever we or the selling shareholder offer our securities pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

(i)

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to Knightsbridge Tankers Limited and all of its subsidiaries. “Knightsbridge Tankers Limited” refers only to Knightsbridge Tankers Limited and not its subsidiaries.

We use the term deadweight, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

We are a Bermuda exempted company founded in 1996, with our principal executive offices located in Hamilton, Bermuda. We are engaged in the seaborne transportation of crude oil and drybulk cargoes. As of July 19, 2011, we own and operate, through our subsidiaries, a fleet of four double-hull Very Large Crude Carriers, or VLCCs, one of which was built in 1996 and three of which were built in 1995, and four Capesize dry bulk carriers two of which were built in 2009 and two of which were built in 2010. Each of our vessels is owned by a subsidiary and has been flagged in the Marshall Islands or Hong Kong. Our total carrying capacity is approximately 1.9 million dwt.

We operate a diversified fleet of tankers and dry bulk carriers in order to capitalize on opportunities for upside potential in both the drybulk and tanker markets. As of July 19, 2011, our fleet is composed of the following vessels:

Vessel name	Type	Approx. dwt	Year Built	Employment	Expiration Date
Titan Venus (ex-Camden)	VLCC	298,000	1995	Bareboat charter	August 2012
Mayfair	VLCC	298,000	1995	Bareboat charter	July 2015
Kensington	VLCC	298,000	1995	Spot market
Hampstead	VLCC	298,000	1996	Time charter	April 2012
Belgravia	Capesize	170,500	2009	Time charter	August 2014
Battersea	Capesize	170,500	2009	Time charter	June 2014
Golden Future	Capesize	176,000	2010	Time charter	January 2013
Golden Zhejiang	Capesize	176,000	2010	Time charter	September 2014
Total		1,885,000

Our tankers and dry bulk carriers are managed by our General Manager, a wholly-owned subsidiary of Frontline Ltd., or Frontline, a Bermuda based shipping company whose shares are listed on the New York Stock Exchange (NYSE: FRO), the Oslo Stock Exchange and the London Stock Exchange, and by our Drybulk Commercial Manager, a wholly-owned subsidiary of Golden Ocean Group Limited, or Golden Ocean, a Bermuda based drybulk shipping company whose shares are listed on the Oslo Stock Exchange (OSLO:GOGL) and the Singapore Stock Exchange. In addition, our General Manager provides us with general administrative and technical services. We believe we benefit from Frontline’s and Golden Ocean’s expertise, relationships and reputation in operating our fleet and pursuing growth opportunities.

Our Business Strategy

Our business strategy is to operate a diversified fleet of tankers and dry bulk carriers with flexibility to adjust our exposure to the tanker and dry bulk markets depending on existing factors such as charter rates, newbuilding costs, vessel resale and scrap values and vessel operating expenses resulting from, among other things, changes in the supply of and demand for tanker and dry bulk capacity. We may adjust our exposure through time charters, bareboat charters, sale and leasebacks, sales and purchases of vessels, newbuilding contracts and acquisitions.

Our goal is to generate competitive returns for our shareholders. Our dividend policy is to declare quarterly dividends to shareholders, substantially equal to net cash flow in the reporting quarter less reserves that our Board of Directors may from time to time determine are necessary, such as reserves for drydocking and other possible cash needs. We intend to finance our future vessel acquisitions not from our cash flow from operations, but from external sources, such as by undertaking equity offerings, incurring additional indebtedness in line with our current low-leverage capital structure and utilizing the proceeds from the sale of our vessels.

There is no guarantee that our shareholders will receive quarterly dividends from us. Our dividend policy may be changed at any time at the sole discretion of our Board of Directors, who will take into account, among other things, our contingent liabilities, financial condition and future prospects, the terms of our credit facilities, and the requirements of Bermuda law in determining the timing and amount of dividends, if any, that we may pay.

Corporate Structure

Knightsbridge Tankers Limited was incorporated in Bermuda on September 18, 1996. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda. Our telephone number at that address is +1 (441) 295-6935. Our website is www.knightsbridgetankers.com. The information on our website shall not be deemed a part of this prospectus.

The Securities We or the Selling Shareholder May Offer

We may use this prospectus to offer up to $200,000,000 of our:

•	common shares,

•	preferred shares,

•	debt securities, which may be guaranteed by one or more of our subsidiaries,

•	warrants,

•	purchase contracts, and

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In addition, the selling shareholder named in this prospectus may sell in one or more offerings pursuant to this registration statement up to 2,438,199 of our common shares that were previously acquired in private transactions. We will not receive any of the proceeds from the sale of our common shares by the selling shareholder.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below and the risks and discussion of risks under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2010 and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities. Please see “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Our vessels have within the past three years called on Iranian ports, and may in the future call on ports located in countries that are subject to restrictions imposed by the U.S. or other governments, which could adversely affect our reputation and the market for our common stock.

On charterers’ instructions, our vessels have within the past three years called from time to time on Iranian ports, and may in the future call on ports located in countries subject to sanctions and embargoes imposed by the United States government and countries identified by the U.S. government as state sponsors of terrorism. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act (“CISADA”), which expanded the scope of the former Iran Sanctions Act. Among other things, CISADA expands the application of the prohibitions to non-U.S. companies, such as our company, and introduces limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Vessels we have time or bareboat chartered, over which we have no effective control of trading, may make port calls in violation of sanctions, including CISADA, which may subject us to potential liability. Any such violation could result in fines or other penalties and could result in some investors deciding, or being required, to divest their interest, or not to invest, in our company. Additionally, some investors may decide to divest their interest, or not to invest, in our company simply because we do business with companies that do business in sanctioned countries. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. Investor perception of the value of our common stock may also be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

The price of our common shares after this offering may be volatile.

The price of our common shares may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the crude tanker and drybulk industries;

•	market conditions in the crude tanker and drybulk industries;

•	changes in government regulation;

•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities market.

The seaborne transportation industry has been highly unpredictable and volatile. The market for our common shares in this industry may be equally volatile. Consequently, you may not be able to sell the common shares at prices equal to or greater than those paid by you in this offering.

Investors may experience significant dilution as a result of future offerings.

We may have to attempt to sell shares in the future in order to satisfy our capital needs; however there can be no assurance that we will be able to do so. If we are able to sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant and our existing shareholders may experience significant dilution if we sell these future shares to other than existing shareholders pro rata at prices significantly below the price at which such existing shareholders invested.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words “believe”, “anticipate”, “intend”, “estimate”, “forecast”, “project”, “plan”, “potential”, “may”, “should”, “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk carrier and tanker markets, changes in the company’s operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk carriers and tankers, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission and the Nasdaq Global Market. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise any forward-looking statements. These forward looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years and for the three month period ended March 31, 2011.(1)

	Years ended December 31,					Three-month period ended March 31,
	2006	2007	2008	2009	2010	2011
In thousands of U.S. dollars
Earnings
Net Income	45,717	84,836	48,054	21,680	38,557	8,605
Add: Fixed charges	6,951	7,475	4,800	2,548	4,592	1,301
Less: Interest Capitalized	—	(1,049)	(1,436)	(465)	—	—
Total Earnings	52,668	91,262	51,418	23,763	43,149	9,906
Fixed Charges
Interest Expensed	6,881	6,373	3,216	1,895	3,940	1,165
Interest Capitalized	—	1,049	1,436	465	—	—
Amortization of deferred charges	70	53	148	188	652	136
Total Fixed Charges	6,951	7,475	4,800	2,548	4,592	1,301
Ratio of Earnings to Fixed Charges	7.6	12.2	10.7	9.3	9.4	7.6

(1)	We have not issued any preferred shares as of the date of this prospectus.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to common shareholders plus interest expensed and amortization of deferred charges relating to indebtedness. Fixed charges consist of interest expensed, interest capitalized and amortization of deferred charges relating to indebtedness. We incurred no tax or rental expense for all periods presented.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from sales of our securities by the selling shareholder.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the Registration Statement of which this prospectus is a part will include information on our consolidated capitalization.

PRICE RANGE OF COMMON STOCK

The trading market for our common stock is the Nasdaq Global Select Market, on which the shares have been listed under the symbol “VLCCF” since our initial public offering of common stock at $20.00 per share on February 7, 1997. The following table sets forth the high and low prices for our common stock for the periods indicated, as reported by the Nasdaq Global Select Market:

	HIGH	LOW
For the Fiscal Year Ended December 31, 2010	$24.49	$13.36
For the Fiscal Year Ended December 31, 2009	$17.16	$11.00
For the Fiscal Year Ended December 31, 2008	$35.00	$10.01
For the Fiscal Year Ended December 31, 2007	$34.00	$23.01
For the Fiscal Year Ended December 31, 2006	$30.78	$20.42

	HIGH	LOW
For the Quarter Ended:
June 30, 2011	$25.24	$18.76
March 31, 2011	$25.80	$22.41
December 31, 2010	$24.49	$18.35
September 30, 2010	$22.18	$16.82
June 30, 2010	$19.86	$15.34
March 31, 2010	$17.45	$13.36
December 31, 2009	$13.72	$12.06
September 30, 2009	$16.20	$12.70
June 30, 2009	$16.95	$12.34
March 31, 2009	$17.16	$11.00

	HIGH	LOW
For the Month:
July 2011 (to July 18, 2011)	$22.70	$21.70
June 2011	$22.33	$20.15
May 2011	$23.55	$18.76
April 2011	$25.24	$22.00
March 2011	$25.80	$22.50
February 2011	$25.49	$23.41
January 2011	$24.42	$22.41

ENFORCEABILITY OF CIVIL LIABILITIES

There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we or the selling shareholder may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•

trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the selling shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the selling shareholder may enter into hedging transactions with respect to our securities. For example, we or the selling shareholder may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or the selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholder or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling shareholder and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholder that participate with us or the selling shareholder in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have informed the selling shareholder that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholder in the market. The selling shareholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to the securities offered and sold by us under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or the selling shareholder for the sale of any securities being registered pursuant to Rule 415 promulgated by the SEC under the Securities Act.

SELLING SHAREHOLDER

This prospectus relates to the proposed sale from time to time of up to 2,438,199 of our common shares issued to the selling shareholder named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the selling shareholder to offer these shares for resale from time to time.

The 2,438,199 common shares covered by this prospectus were issued to the selling shareholder on July 16, 2010 and October 27, 2010.

The following table sets forth certain information with respect to the selling shareholder and its beneficial ownership of our common shares. The table is based upon information provided by the selling shareholder. The table assumes that all the shares being offered by the selling shareholder pursuant to this prospectus are ultimately sold in the offering. The selling shareholder may sell some, all or none of its shares covered by this prospectus and as a result the actual number of shares that will be held by the selling shareholder upon termination of the offering may exceed the minimum number set forth in the table.

Selling Shareholder	Common Shares Owned Prior to the Offering	Percentage of Class Prior to the Offering	Total Common Shares Offered Hereby	Percentage of the class following the offering(1)
Golden Ocean Group Limited	2,438,199	10.0%	2,438,199	—

(1)	Assumes the sale of all shares being offered in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended Memorandum of Association and Bye-Laws.

Purpose

The amended Memorandum of Association of the Company has been filed as Exhibit 3.1 to the Company’s Registration Statement on Form F-3, filed December 24, 2009, and is incorporated by reference herein.

The purposes and powers of the Company are set forth in Items 6 and 7(a) through (h) of our Memorandum of Association and in the Second Schedule of the Bermuda Companies Act of 1981, or the Companies Act. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.

Our Bye-Laws

At the 2005 annual general meeting of shareholders of the Company, our shareholders voted to amend the Company’s Bye-Laws 83 and 85 by removing the restrictions that limited the Company’s business activities. The amended Bye-Laws of the Company, as adopted on June 27, 2005, have been filed as Exhibit 4.2 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed with the Commission on June 15, 2006, and are hereby incorporated by reference herein.

Bermuda law permits the Bye-Laws of a Bermuda company to contain provisions excluding personal liability of a director, alternate director, officer, member of a committee authorized under Bye-Law 92, resident representative or their respective heirs, executors or administrators to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-Law 92, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-Law 92, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.

Our shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by our Board of Directors, subject to any preferred dividend right of holders of any preferred shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or our Bye-Laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon our liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, pro rata, our net assets available after the payment of all our debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares we may issue in the future.

Under our Bye-Laws, annual general meetings of shareholders will be held at a time and place selected by our Board of Directors each calendar year. Special general meetings of shareholders may be called by our Board of Directors at any time and, pursuant to Bermuda law, special general meetings must be called at the request of shareholders holding at least 10% of our paid-up share capital carrying the right to vote at general meetings. Under our Bye-Laws, five days’ notice of an annual general meeting or any special general meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law and our Bye-Law 47, accidental failure to give notice will not invalidate proceedings at a meeting. Our Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.

Special rights attaching to any class of our shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.

Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. Our Bye-Laws provide our Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. Our directors are not required to retire because of their age, and our directors are not required to be holders of our common shares. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.

Our Bye-Laws provide that every director, officer and member of a committee constituted under Bye-Law 92, which we refer to collectively as an indemnitee, shall be indemnified out of our funds against all liabilities, loss, damage or expense (including, but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, officer or committee member, and that such indemnity shall extend to any person acting as a director, officer or committee member in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always, that the indemnity contained in Bye-Law 124 shall not extend to any matter which would render it void pursuant to the Companies Act. Each indemnitee shall be indemnified out of our funds against all liabilities incurred by such indemnitee in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court. In addition, to the extent that any indemnitee is entitled to claim an indemnitee pursuant to our Bye-Laws in respect of amounts paid or discharged by such indemnitee, the relative indemnity shall take effect as our obligation to reimburse the person making such payment or effecting such discharge.

Authorized Capitalization

Under our amended Memorandum of Association, our authorized share capital consists of 35,000,000 shares, par value $0.01 per share, of which 24,425,699 shares were issued and outstanding as of the date of this prospectus.

Share History

Knightsbridge Tankers Limited was formed on September 18, 1996 with an authorized share capital of 1,200,000 shares, par value $0.01 per share. In February 1997, upon the exercise by the underwriters of their overallotment option, we offered and sold to the public 16,100,000 common shares at the initial public offering price of $20 per share. Simultaneously with that offering, we sold 1,000,000 common shares in a private placement for the price of $20 per share.

At the Company’s annual general meeting of shareholders held on September 25, 2009, our shareholders voted to approve an increase in our authorized share capital from 20,000,000 shares, par value $0.01 per share, to 35,000,000 shares, par value $0.01 per share.

In October 2010, we issued 4,887,500 shares in an underwritten public offering.

In July and October 2010, we purchased two 2010-built Capesize dry bulk carriers, Golden Future and Golden Zhejiang, from Golden Ocean. In connection with these transactions 2,438,199 shares were issued to Golden Ocean. Immediately following these transactions, we had issued and outstanding 24,425,699 shares.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preference shares, holders of common shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preference shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preference shares, which we may issue in the future.

Preferred Shares

The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. Our Board of Directors will authorize the issuance of preferred shares only for a proper purpose and in our best interests. At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, without shareholder approval cause us to issue preferred shares, which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares, depending on the specific terms pursuant to which they are issued, could have the effect of diluting the share ownership of shareholders, including persons seeking to obtain control of us, thereby hindering a possible takeover attempt. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences, which would adversely affect the voting power and other rights of holders of our common shares.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•

the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the U.S Securities and Exchange Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the U.S. Securities and Exchange Commission.

The 2011 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman, chief executive officer and president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$27,447.64
FINRA fees	$		*

Legal fees and expenses	$		*

Accounting fees and expenses	$		*

Miscellaneous	$		*

Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Mello Jones & Martin, Hamilton, Bermuda, with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.

EXPERTS

The financial statements as of December 31, 2010 and for the year ended December 31, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Controls over Financial Reporting) as of December 31, 2010, incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Controls over Financial Reporting) for each of the years in the two-year period ending December 31, 2009, incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2009, have been so incorporated in reliance on the report thereon of MSPC, Certified Public Accountants and Advisors, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.knightsbridgetankers.com. The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:

•

Our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Commission on March 18, 2011, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 2, 2011, which contains the press release announcing our financial results for the three months ended March 31, 2011.

•

The description of our securities contained in our Registration Statement on Form F-1 filed with the Commission on December 13, 1996 and any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the

Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Knightsbridge Tankers Limited

Attn: Georgina Sousa

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton, HM 08, Bermuda

+1 (441) 295-6935

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

6,000,000 Common Shares

PROSPECTUS SUPPLEMENT

Morgan Stanley

October 18, 2013